Exhibit 5

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

                                                    Jenkens & Gilchrist                             Austin, Texas
                                                a professional corporation                         (512) 499-3800
                                                                                                  Chicago, Illinois
                                                       1401 McKinney                               (312) 425-3900
                                                        Suite 2700                                  Dallas, Texas
                                                   Houston, Texas 77010                            (214) 855-4500
                                                                                               Los Angeles, California
                                                      (713) 951-3300                               (310) 820-8800
                                                 Facsimile (713) 951-3314                        New York, New York
       Donald Brodsky                                                                              (212) 704-6000
       (713) 951-3341                                 www.jenkens.com                           Pasadena, California
    dbrodsky@jenkens.com                                                                           (626) 578-7400
                                                                                                 San Antonio, Texas
                                                                                                   (210) 246-5000
                                                                                                  Washington, D.C.
                                                                                                   (202) 326-1500
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                               December 29, 2003




Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 3000
Plano, Texas 75024

Ladies and Gentlemen:

     We have acted as securities counsel to Denbury Resources Inc. (formerly Denbury Holdings, Inc.), a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to Registration Statement No. 333-39218 on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's adoption of the Registration Statement as the successor issuer to Denbury Resources Inc., a Delaware corporation, as it was constituted prior to 9:00 a.m. EST on December 29, 2003 (the "Predecessor"), pursuant to Rule 414 of the Act. The Registration Statement covers shares of common stock, par value $.001 per share, of the Company's ("Common Stock"), that may be issued by the Company under the Predecessor's Employee Stock Purchase Plan (the "Purchase Plan"), which Purchase Plan has been adopted and assumed by the Company.

     In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company and the Predecessor with respect to the Purchase Plan, the issuance of the Common Stock pursuant to the Purchase Plan and related matters; (3) the Registration Statement and exhibits thereto,
(4) the Purchase Plan, as amended; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity



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Denbury Resources Inc.
December 29, 2003
Page 2


to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content of the Registration Statement, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

     (1) the Common Stock to be issued in the future under the Purchase Plan will be duly issued and sold in accordance with the terms of the Purchase Plan, and pursuant to the terms of options issued under and in accordance with the terms of the Purchase Plan,

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance of Common Stock to be issued pursuant to options granted under the Purchase Plan, and

     (3) the consideration for the Common Stock issued pursuant to exercise of options issued under the Option Plan is actually received by the Company as provided in the Purchase Plan and exceeds the par value of such Common Stock, we are of the opinion that the Common Stock issued or sold in accordance with the terms of the Purchase Plan, and pursuant to options issued under and in accordance with the terms of the Purchase Plan, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon unofficial compilations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


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Denbury Resources Inc.
December 29, 2003
Page 3


                                 Respectfully submitted,

                                 Jenkens & Gilchrist, A Professional Corporation



                                 By:    /s/ Donald W. Brodsky
                                        ----------------------------------------
                                        Donald W. Brodsky